Exhibit 4.23

SUBSCRIPTION AGREEMENT

in connection with

LUCID, INC.

CONVERTIBLE NOTES AND WARRANTS

July, 2011

THIS SUBSCRIPTION AGREEMENT AND THE INFORMATION CONCERNING LUCID, INC. (THE “COMPANY”) (COLLECTIVELY, THE “OFFERING DOCUMENTS”) ARE FURNISHED ON A CONFIDENTIAL BASIS TO A LIMITED NUMBER OF SOPHISTICATED INVESTORS FOR THE PURPOSE OF PROVIDING CERTAIN INFORMATION ABOUT AN INVESTMENT IN CONVERTIBLE NOTES AND WARRANTS (THE “SECURITIES”) OF THE COMPANY, A NEW YORK CORPORATION, AND MAY NOT BE USED FOR ANY OTHER PURPOSE.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OF ANY OTHER JURISDICTION, NOR HAS THE SEC OR ANY SUCH SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF ANY OF THE OFFERING DOCUMENTS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE SECURITIES ARE OFFERED SUBJECT TO THE RIGHT OF LUCID TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART.  IF LUCID REJECTS A SUBSCRIPTION, THE PROSPECTIVE INVESTOR WILL BE NOTIFIED AS SOON AS IS PRACTICABLE.  NONE OF THE OFFERING DOCUMENTS MAY BE REPRODUCED OR PROVIDED TO OTHERS WITHOUT THE PROPER WRITTEN PERMISSION OF LUCID.  BY ACCEPTING DELIVERY OF ANY OR ALL OF THE OFFERING DOCUMENTS, EACH PROSPECTIVE INVESTOR AGREES TO THE FOREGOING.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED.  THE SECURITIES WILL BE OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT AND THE RULES PROMULGATED THEREUNDER AND OTHER EXEMPTIONS OF SIMILAR IMPORT IN THE LAWS OF THE STATES WHERE THE OFFERING WILL BE MADE.  THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS EXEMPTED FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ALL OTHER APPLICABLE LAWS AND REGULATIONS.  EACH INVESTOR MUST BE AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF THE SECURITIES ACT.  THERE IS NO PUBLIC MARKET FOR THE SECURITIES.

AN INVESTMENT IN THE COMPANY IS SUITABLE ONLY FOR SOPHISTICATED INVESTORS AND REQUIRES THE FINANCIAL ABILITY AND WILLINGNESS TO ACCEPT THE HIGH RISKS AND LACK OF LIQUIDITY INHERENT IN AN INVESTMENT IN THE COMPANY.  INVESTORS IN THE COMPANY MUST BE PREPARED TO BEAR SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME.  NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S INVESTMENT OBJECTIVES WILL BE ACHIEVED.

i

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF ANY INFORMATION FURNISHED ABOUT THE COMPANY AS LEGAL, TAX, INVESTMENT OR ACCOUNTING ADVICE.  PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN ADVISORS WITH RESPECT TO LEGAL, TAX, REGULATORY, FINANCIAL AND ACCOUNTING CONSEQUENCES OF THEIR INVESTMENT IN THE COMPANY. EACH INVESTOR SHOULD MAKE HIS, HER, OR ITS OWN INQUIRIES AND CONSULT HIS, HER, OR ITS OWN ADVISERS AS TO THE COMPANY AND THIS OFFERING AND AS TO ALL LEGAL, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE COMPANY.

THE OFFERING DOCUMENTS HAVE BEEN FURNISHED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE PERSON TO WHOM THEY HAVE BEEN DELIVERED ON BEHALF OF THE COMPANY; THEY MAY NOT BE REPRODUCED OR USED IN WHOLE OR IN PART FOR ANY OTHER PURPOSES AND MAY NOT BE FURNISHED TO ANY OTHER PERSON.  BY ACCEPTING THE OFFERING DOCUMENTS, THE RECIPIENT AGREES TO KEEP THEM AND THEIR CONTENTS CONFIDENTIAL AND NOT TO DISCLOSE ANY OF THE OFFERING DOCUMENTS OR THEIR CONTENTS TO ANYONE EXCEPT THE RECIPIENT’S LEGAL AND FINANCIAL ADVISORS, IN EACH CASE UNDER DUTIES OF MAINTAINING THE CONFIDENTIALITY THEREOF.  EACH PERSON ACCEPTING ANY OF THE OFFERING DOCUMENTS HEREBY AGREES TO RETURN THEM TO THE COMPANY PROMPTLY UPON REQUEST.

EACH PROSPECTIVE INVESTOR IS INVITED TO MEET WITH REPRESENTATIVES OF THE COMPANY AND TO DISCUSS WITH, ASK QUESTIONS OF AND RECEIVE ANSWERS FROM SUCH REPRESENTATIVES CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND THE COMPANY, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT SUCH REPRESENTATIVES POSSESS THE REQUESTED INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE INFORMATION CONTAINED HEREIN.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THE OFFERING DOCUMENTS, AND ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THE OFFERING DOCUMENTS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY OF ITS AFFILIATES.

ii

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT

NAME OF SUBSCRIBER:

SECURITIES OFFERED:  Convertible Notes and Warrants of Lucid, Inc.

IMPORTANT INSTRUCTIONS FOR COMPLETION:

1.                                       COMPLETE YOUR NAME ABOVE; and

2.                                       PROVIDE THE AMOUNT OF YOUR SUBSCRIPTION AND ALL INFORMATION REQUESTED ON PAGES A-10 AND A-10, AND COMPLETE THE INVESTOR QUESTIONNAIRE ATTACHED AS ANNEX A; and

3.                                       SIGN ALL OF THE FOLLOWING THE SUBSCRIPTION AGREEMENT IN THE APPROPRIATE PLACE ON PAGE A-10; and

4.                                       WIRE YOUR PAYMENT TO LUCID PURSUANT TO THE WIRING INSTRUCTIONS ATTACHED AS ANNEX B; and

5.                                       DELIVER THE ORIGINAL SUBSCRIPTION AGREEMENT AND ALL OF THE SIGNED SIGNATURE PAGES TO:

Lucid, Inc.

2320 Brighton-Henrietta T/L Road

Rochester, New York 14623

Attention:  Jay M. Eastman

Telephone No.:  (585) 239-9800

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is executed by the undersigned (the “Subscriber”) in connection with the offering (the “Offering”) by Lucid, Inc., a New York corporation (the “Company”), of Convertible Notes of the Company (the “Notes”) and Warrants to purchase shares of Common Stock of the Company (the “Warrants”)(collectively, the “Securities”).

SECTION 1

1.1.                              Subscription.  The Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase a Note with a principal amount equal to the Subscriber’s Subscription Amount indicated on Page 9 hereof on the terms and conditions described herein (the “Subscription Amount”). The Subscriber will also be entitled to receive Warrants registered in the name of the Subscriber to purchase a number of shares of Common Stock equal to 70% of the principal amount of the Notes purchased by the Subscriber divided by the IPO Price (as that term is defined in the Note and Warrant) at a per share exercise price of $4.61.

1.2.                              Payment for Purchase.   Concurrently with the Subscriber’s execution and delivery of this Subscription Agreement the Subscriber has delivered payment, via wire transfer, equal to such Subscriber’s Subscription Amount.  Wire transfer instructions are attached hereto as Annex D.

SECTION 2

2.1.                              Acceptance or Rejection.

(a)                                  The Subscriber understands and agrees that the Company reserves the right to reject the Subscriber’s subscription for Securities in whole or in part if, in its reasonable judgment, it deems such action in the best interest of the Company.

(b)                                 In the event of rejection of the Subscriber’s subscription, this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the Subscriber its Subscription Amount, without interest, remitted to the Company by the Subscriber in exchange for the Securities.

SECTION 3

3.1.                              Subscriber Representations and Warranties.  The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)                                  The Subscriber is acquiring the Securities for the Subscriber’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such interest. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the interests to be acquired hereunder.

(b)                                 The Subscriber acknowledges the Subscriber’s understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder (“Regulation D”).  In furtherance thereof, the Subscriber represents and warrants to and agrees with the Company and its affiliates as follows:

(i)                                     The Subscriber is a sophisticated investor and has substantial experience in evaluating and investing in securities of companies similar to the Company so that it is capable of evaluating, and has independently evaluated, the merits and risks of its investment in the Company. The Subscriber has a pre-existing relationship with the Company and that relationship was the cause of the solicitation giving rise to the Subscriber’s investment.

(ii)                                  The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment for an indefinite period of time, has adequate means for providing for the Subscriber’s current needs and personal contingencies and has no need for liquidity with respect to the Subscriber’s investment in the Company; and

(iii)                               The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.  If other than an individual, the Subscriber also represents it has not been organized for the purpose of acquiring the Securities.

(c)                                  The Subscriber represents and warrants to the Company as follows:

(i)                                     The Subscriber has received such information about the Company and the Offering that it has deemed necessary or desirable to make an investment decision; and

(ii)                                  The Subscriber has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its management concerning the terms and conditions of the this offering, and other matters pertaining to this investment, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information in connection with the Company in order for the Subscriber to evaluate the merits and risks of purchase of the Securities; and

(iii)                               The Subscriber has determined that the Securities are a suitable investment for the Subscriber and that the Subscriber can bear a complete loss of the Subscriber’s investment; and

(iv)                              The Subscriber realizes that it may not be able to resell readily any of the Securities purchased hereunder because (A) there may only be a limited public market for any such securities and (B) none of such securities have been registered under the Securities Act or any state “blue sky” laws; and

(v)                                 The Subscriber understands that the Company has the absolute right to refuse to consent to the transfer or assignment of the Securities, if such transfer or assignment does not comply with applicable state and federal securities laws; and

(vi)                              The Subscriber and the Subscriber’s attorney, accountant, representative and/or tax advisor, if any (collectively, the “Advisors”), have received the documents, if any, requested by the Subscriber and/or the Advisors, have carefully reviewed them and understand the information contained therein, if any, prior to the execution of this Agreement; and

(vii)                           All documents, records, and books pertaining to the investment in the Securities have been made available for inspection by the Subscriber and the Advisors, if any, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(viii)                        The Subscriber is unaware of, is no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Securities and is not subscribing for Securities and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally; and

(ix)                                The Subscriber and the Advisors have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering of the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto; and

(x)                                   The Subscriber is acquiring the Securities solely for such Subscriber’s own account for investment and not with a view to resale or distribution thereof, in whole or in part.  The Subscriber has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities subscribed for hereunder; and the Subscriber has no plans to enter into any such agreement or arrangement; and

(xi)                                The Subscriber understands that it must bear the substantial economic risks of the investment in the Securities offered hereby indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  Legends shall be placed on any certificates evidencing the Securities subscribed for hereunder to the effect that they have not been registered under the Securities Act or applicable state securities laws; and

(xii)                             Within five days after receipt of a request from the Company, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

(d)                                 If the Subscriber is a corporation, partnership, trust or other entity, it represents that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to invest in the Company as provided herein; and (ii) the investment made hereby has been duly authorized by all necessary action on behalf of the Subscriber.

(e)                                  This Subscription Agreement has been duly executed and delivered by or on behalf of the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, and the Subscriber’s investment will not result in any violation of, or conflict with, any term of the charter or by-laws or other organizational documents, if any, of the Subscriber, or any agreement or instrument to which the Subscriber is bound or any law, regulation, judgment, decree or order applicable to the Subscriber.

(f)                                    In making its decision to purchase the Securities herein subscribed for, the Subscriber has relied solely upon independent investigations made by it and materials furnished to it by the Company as referenced in this Agreement.  The Subscriber has consulted outside tax and/or legal counsel and is not relying on the Company, or any references herein or in the documents attached hereto, with respect to tax or legal considerations involved in this investment.  The Subscriber acknowledges that Harris Beach PLLC has represented only the Company and the in connection with this Subscription Agreement and the Offering, and that the Subscriber has not engaged Harris Beach PLLC to represent its interests in connection therewith.

The foregoing representations, warranties and agreements shall survive the sale of the Securities and acceptance by the Company of the Subscriber’s subscription.

SECTION 4

4.1.                              Non-Issuance Payment. In the event that the Company fails to complete either a Qualified IPO or a Non-Qualified Financing (as such terms are defined in the Note) prior to January 1, 2012 (the “Issuance Cut Off Date”) then, in addition to any other rights or remedies the Subscriber may have hereunder, at law, or in equity, on each of the date immediately after the Issuance Cut Off Date and on each monthly anniversary thereof until the Company completes a Qualified IPO or Non-Qualified Financing, a payment (each an “Accrual” and collectively, the “Total Payment”) from the Company to the Subscriber shall accrue.  Each Accrual (to be paid in cash as set forth below), which constitutes partial liquidated damages and is not a penalty, shall be equal to 1.5% of the Subscriber’s Subscription Amount; provided, however, that the Total Payment paid by the Company shall not exceed 10% of the Subscriber’s Subscription Amount.  The Total Payment accrued shall be transferred to the Subscriber immediately after the first to occur of (i) a Qualified IPO, (ii) a Non-Qualified Financing or (iii) the maturity of the Note.

4.2                                 Lock-Up Agreement.  The Subscriber agrees, in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company and its designated underwriter (the “Underwriter”), with respect to the public offering (the “Offering”) of common stock, $0.01 par value, of the Company (the “Common Stock”) and warrants to purchase Common Stock of the Company (the “Warrants”), as follows.   To induce the Underwriter to enter into the Underwriting Agreement, the Subscriber agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date that the Company’s Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) is declared effective by the Commission, the Subscriber will not, without the prior written consent of the Underwriter, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock, Warrants, or any other securities of the Company that are substantially similar to the Common Stock, Warrants, or any securities convertible into or exchangeable or exercisable for, or any other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock, Warrants, or any other securities of the Company that are substantially similar to the Common Stock, Warrants, or any securities convertible into or exchangeable or exercisable for, or any other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of any Common Stock or Warrants or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The foregoing paragraph shall not apply to (a) the registration of the offer and sale of the Common Stock and Warrants as contemplated by the Underwriting Agreement and the sale of the Common Stock and Warrants to the Underwriter (as defined in the Underwriting Agreement) in the Offering, (b) the registration of the offer and sale of the shares of Common Stock issuable upon exercise of the Warrants as contemplated by this Agreement, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the Subscriber or the immediate family of the Subscriber, provided that a duly authorized representative of such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (e) transfers of any Common Stock, Warrants, or securities convertible into Common Stock on death by will or intestacy, (f) sales or transfers of any Common Stock solely in connection with the “cashless” exercise of Company stock options outstanding on the date hereof for the purpose of exercising such stock options (provided that any remaining Common Stock received upon such exercise will be subject to the restrictions provided for in this Lock-Up Agreement) or (g) sales or transfers of any Common Stock, Warrants, or securities convertible into Common Stock pursuant to a sales plan entered into prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act, a copy of which has been provided to the Underwriter.  In addition, the restrictions sets forth herein shall not prevent the Subscriber from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Underwriter promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Lock-Up Agreement is terminated in accordance with its terms.  For purposes of this paragraph, “immediate family” shall mean the Subscriber and the spouse, any lineal descendent, father, mother, brother or sister of the Subscriber.  Nothing in this Section 4.10 shall affect or limit the automatic conversion of the amounts outstanding under the Note into Common Stock upon the consummation of the Offering.

Notwithstanding the above, if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.

The Subscriber hereby confirms that the Subscriber has not, directly or indirectly, taken, and hereby covenants that the Subscriber will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or Warrants.

4.3                                 Modification.  Neither this Agreement nor any provisions hereof shall be waived, amended, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, amendment, modification, discharge or termination is sought.

4.4                                 Notices.  Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be in writing and shall be deemed given when (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally, to the other party hereto at their address set forth in this Agreement or such other address as a party hereto may request by notifying the other party hereto.

4.5                                 Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

4.6                                 Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

4.7                                 Entire Agreement.  This Agreement, the Note and the Warrant contain the entire agreement of the parties with respect to the transactions contemplated hereby and there are no representations, covenants or other agreements except as stated or referred to herein or in the Note and the Warrant.

4.8                                 Assignability.  This Agreement is not transferable or assignable by the Subscriber.

4.9                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State.  The Subscriber hereby irrevocably submits to the jurisdiction of any New York State court or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the Subscriber hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  The Subscriber further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non-convenient forum.  The Subscriber further agrees that any action or proceeding brought against the Company shall be brought only in New York State or United States Federal courts sitting in New York County.  THE SUBSCRIBER AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

4.10                           Amendments.  The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Subscriber.

4.11                           Neutral Gender.  The use in this Agreement of words in the male, female or neutral gender are for convenience only and shall not affect or control any provisions of this Agreement.

4.12                           Captions.  The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.13                           Confidentiality.  The Subscriber acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence.  The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons or otherwise, or misuse in any way, any confidential information of the Company and any information that is treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

A.	SUBSCRIPTION:

Subscription Amount =

B.	MANNER IN WHICH TITLE IS TO BE HELD (Please check One):

1.	☐	Individual

2.	☐	Joint Tenants with Rights
of Survivorship

3.	☐	Community Property

4.	☐	Corporation/Partnership

5.	☐	Trust/Estate/Pension or
Profit Sharing Plan, and
Date Opened:

6.	☐	Other

C.	ACCREDITED INVESTOR REPRESENTATION:

Subscriber must complete and sign the Accredited Investor Questionnaire attached as Annex A to this Agreement.

D.	TITLE:

PLEASE GIVE THE EXACT AND COMPLETE NAME IN WHICH TITLE TO THE SECURITIES ARE TO BE HELD:

[Continues on Next Page]

IN WITNESS WHEREOF, the Subscriber has agreed to be irrevocably bound by this Agreement by signing below on the         day of                    2011.

Signature:	Signature:
Name:	Name:

Name of organization (if applicable)
Title (if applicable)

Street Address:
City:	State:	Zip:

Telephone: ( )
E-Mail Address:
Social Security or Federal Tax ID No.:

***DO NOT WRITE BELOW DOTTED LINE***

ACCEPTED ON BEHALF OF THE COMPANY:

LUCID, INC.

By:
Name:
Title:

ANNEX A

TO SUBSCRIPTION AGREEMENT

ACCREDITED INVESTOR QUESTIONNAIRE

A.                                   APPLICABLE TO INDIVIDUALS ONLY:  Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D).  If the Subscriber is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response, indicating to which individual it applies.  The Subscriber must answer “yes” in response to question 1 or 2 below to be considered an “accredited investor.”  If the Subscriber is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

1.	Does your net worth, or joint net worth with your spouse, exceed $1,000,000 (exclusive of the value of your primary residence)?

Yes ☐ No ☐

2.

Did you have an individual income in excess of $200,000, or joint income together with your spouse in excess of $300,000, in each of the two most recent years (2009 and 2010) and do you reasonably expect to reach the same income level in the current year (2011)?

Yes ☐ No ☐

B.                                     APPLICABLE TO CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES ONLY:

The Subscriber is an accredited investor because the Subscriber falls within at least one of the following categories (Check all appropriate lines):

☐	(i)

a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	(ii)	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐	(iii)	an insurance company as defined in Section 2(13) of the Securities Act;

☐	(iv)

an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 29(a)(48) of the Investment Company Act;

☐	(v)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	(vi)

a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐	(vii)

an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

☐	(viii)	a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	(ix)

an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	(x)

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐	(xi)	an entity in which all of the equity owners are persons or entities described above (“accredited investors”). ALL SUCH EQUITY OWNERS MUST COMPLETE PART “A” ABOVE.

Subscriber(s):

Signature of Subscriber

Print Name of Subscriber (and name of organization and title, if signing on behalf of an entity)

Signature of Co-Subscriber (if any)

Print Name of Co-Subscriber (and name of organization and title, if signing on behalf of an entity)

ANNEX B

WIRE INSTRUCTIONS

To wire transfer money into the LUCID ACCOUNT (for Non-Interest Bearing Escrow payments), you will need to provide the sender with the following information:

DOMESTIC WIRES

Bank:

Remark/Reference:

Routing # / ABA #:

Account Name:

Account #:

B-1